UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT NO. 333-153070
 UNDER THE SECURITIES ACT OF 1933

BARNWELL INDUSTRIES, INC.
(Exact name of issuer as specified in its charter)

Delaware	72-0496921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 (808) 531-8400
(Address of principal executive offices, including zip code)

BARNWELL INDUSTRIES, INC.
2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

Russell M. Gifford
Executive Vice President and Chief Financial Officer
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(808) 531-8400
(Name, address and telephone number of agent for service)

Copies to:

Christopher Doyle, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Telephone: (212) 806-5641

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Barnwell Industries, Inc. (the “Company”) previously registered shares of the Company’s common stock, $0.50 par value per share (the “Common Stock”), pursuant to the Registration Statement on Form S-8 (File No. 333-153070), filed with the Securities and Exchange Commission on August 19, 2008 (the “Registration Statement”), thereby registering for issuance under the Company’s 2008 Equity Incentive Plan (the “Plan”) an aggregate of 800,000 shares of Common Stock.

The Plan terminated by expiration on December 10, 2017.   Accordingly, pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment to the Registration Statement to deregister all Common Stock registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof and to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on November 6, 2020.

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
Russell M. Gifford
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE appears below this Post-Effective Amendment hereby constitutes and appoints Alexander C. Kinzler and Russell M. Gifford and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Post-Effective Amendment of Barnwell Industries, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Alexander C. Kinzler	President, Chief Executive Officer, General Counsel and Director	November 6, 2020
ALEXANDER C. KINZLER

/s/ Russell M. Gifford	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	November 6, 2020
RUSSELL M. GIFFORD

/s/ Kenneth S. Grossman	Director, Chairman of the Board	November 6, 2020
KENNETH S. GROSSMAN

/s/ Robert J. Inglima, Jr.	Director	November 5, 2020
ROBERT J. INGLIMA, JR.

/s/ Peter J. O’Malley	Director	November 6, 2020
PETER J. O’MALLEY

/s/ Bradley M. Tirpak	Director	November 6, 2020
BRADLEY M. TIRPAK

/s/ Philip J. McPherson	Director	November 6, 2020
PHILIP J. MCPHERSON

/s/ Douglas N. Woodrum	Director	November 6, 2020
DOUGLAS N. WOODRUM